Exhibit 5.2

One Financial Center Boston, MA 02111 617 542 6000 mintz.com

May 12, 2025

TMC the metals company Inc.

1111 West Hastings Street, 15th Floor

Vancouver, British Columbia V6E 2J3

Ladies and Gentlemen:

We have acted as U.S. legal counsel to TMC the metals company Inc., a corporation continued under the laws of the Province of British Columbia, Canada (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Prospectus Supplement, dated May 12, 2025, to a base prospectus, dated December 8, 2023, and a base prospectus, dated October 14, 2022 (collectively, the “Prospectuses and Prospectus Supplement”), filed pursuant to a Registration Statement on Form S-3, Registration No. 333-275822, and a Registration Statement on Form S-3, Registration No. 333-267479, as amended, respectively (collectively, the “Registration Statements”), pursuant to which the Company is offering for sale under the Securities Act of 1933, as amended (the “Securities Act”), 12,333,333 common shares (the “Shares”) of the Company, without par value (the “Common Shares”), and accompanying Class C warrants to purchase up to 12,333,333 Common Shares (the “Class C Warrants”, and together with the Shares and the Common Shares issuable upon exercise of the Class C Warrants, the “Securities”). The Securities are being sold pursuant to a Securities Purchase Agreement, dated May 12, 2025, between the Company and the purchasers named therein (the “Purchase Agreement”), pursuant to which the Company may issue and sell the Securities pursuant to the Registration Statements and the Prospectuses and Prospectus Supplement. The forms of the Purchase Agreement and the Class C Warrant will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into the Registration Statements. This opinion is being furnished at the request of the Company and in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined the certificate of continuation, the notice of articles and the articles of the Company, each as currently in effect, such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant, as well as the Registration Statements and the exhibits thereto and the Prospectuses and Prospectus Supplement, the Purchase Agreement and the Class C Warrants.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies and the truth and correctness of any representations and warranties contained therein.

Based upon the foregoing, and subject to the limitations set forth below, we are of the opinion that the Class C Warrants, when duly executed by the Company and delivered to the purchasers thereof against payment therefor as contemplated in the Purchase Agreement, the Registration Statements, the Prospectuses and the Prospectus Supplement, will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

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Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

MINTZ May 12, 2025 Page 2

Our opinion is expressed only with respect to the federal laws of the United States, the laws of the Commonwealth of Massachusetts and the State of New York. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein. With respect to all matters of the laws of the Province of British Columbia and the federal laws of Canada applicable therein, you understand that we are relying upon the opinion, dated the date hereof, of Canadian counsel to the Company, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Canadian counsel and assumes the due authorization, execution and delivery of the Class C Warrants by the Company, and assuming the securities issuable upon exercise of such Class C Warrants have been duly authorized and reserved for issuance by all necessary corporate action.

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this firm’s name therein and in the Prospectuses and Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.